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                                                                     EXHIBIT 3.2


                           Adopted as of July 31, 2002


                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                       AMERICA ONLINE LATIN AMERICA, INC.

                                    ARTICLE I
                                     OFFICES

SECTION 1.1 Delaware Office. The office of America Online Latin America, Inc. (the "Corporation") within the State of Delaware shall be in the City of Dover, County of Kent.

SECTION 1.2 Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

SECTION 2.1 Place of Meetings. All meetings of holders of shares of capital stock of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.

SECTION 2.2 Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting (an "Annual Meeting") shall be held at such place, on such date, and at such time as the Board shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.

SECTION 2.3 Special Meetings. Except as required by law and subject to the rights of holders of any series of Preferred Stock (as defined below), special meetings of stockholders may be called at any time only by either Co- Chairman of the Board, a member of the Special Committee (as defined below) or by the Board pursuant to a resolution approved by a majority of the directors then in office. Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

SECTION 2.4 Notice of Meetings. Except as otherwise may be required by law, notice of each meeting of stockholders, whether an Annual Meeting or a special meeting, shall state the purpose or purposes of the meeting, the place, if any, date and hour of the meeting and, unless it is an Annual Meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy thereof shall be delivered or sent by mail, not less than ten (10) or more than sixty (60) days before the date of said meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be directed to such stockholder at such stockholder's address as it appears on the stock records of the Corporation, unless the stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, in which case it shall be directed to such stockholder at such other address. Notice of an adjourned meeting need not be given if the time and place, if any, to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (i) the adjournment

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is for more than thirty (30) days, or (ii) the Board shall fix a new record date for such adjourned meeting after the adjournment.

SECTION 2.5 Quorum. At each meeting of stockholders of the Corporation, the holders of shares having a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be present or represented by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

SECTION 2.6 Adjournments. In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, either Co-Chairman of the Board or holders of shares having a majority of the voting power of the capital stock present or represented by proxy at the meeting may adjourn the meeting from time to time until a quorum shall be present or represented by proxy. At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present or represented by proxy thereat.

SECTION 2.7 Order of Business.

      (a) (i) Nominations of persons for election to the Board as Class A Directors and the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice with respect to such meeting,
            (B) by or at the direction of the Board or (C) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

            (ii) For nominations of Class A Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph (b)(i), (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware (the "GCL"), (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation

            Notice under this section. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if no such materials were mailed, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the

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            close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

            (iii) Notwithstanding anything in the second sentence of paragraph
            (b)(ii) of this Section 2.7 to the contrary, if the number of Class A Directors to be elected to the Board is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 55 days prior to the Anniversary, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

            (iv) Only persons nominated in accordance with the procedures set forth in this Section 2.7 and in Article FIFTH, Clause (d) of the Certificate of Incorporation (as defined below) shall be eligible to serve as Class A Directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The co-chairs of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

            (v) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board as Class A Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.7. Nominations by stockholders of persons for election to the Board as Class A Directors may be made at such a special meeting of stockholders if the stockholder's notice required by the paragraph (b)(ii) of this Section 2.7 shall be delivered to the Secretary at the

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            principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

            (vi) For purposes of this section, "Public Announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. Notwithstanding the foregoing provisions of this
            Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.7. Nothing in this Section 2.7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 2.8 Proxies and Voting. At each meeting of stockholders, all matters (except as otherwise provided in Section 3.3 of these By-laws and except in cases where a larger vote is required by law or by the Certificate of Incorporation or these By-laws) shall be decided by a majority of the votes cast affirmatively or negatively at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, a quorum being present. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this
Section 2.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 2.9 Inspectors. For each election of directors by the stockholders and in any other case in which it shall be advisable, in the opinion of the Board, that the voting upon any matter shall be conducted by inspectors of election, the Board shall appoint an inspector or inspectors of election. If, for any such election of directors or the voting upon any such other matter, any inspector appointed by the Board shall be unwilling or unable to serve, or if the Board shall fail to appoint inspectors, the chairman of the meeting shall appoint the necessary inspector or inspectors. The inspector(s) so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each of the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote.

SECTION 2.10 Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any Annual Meeting or special meeting of stockholders of the Corporation, or any class thereof, or any action which may be taken at any Annual Meeting or special meeting of the stockholders, or any class thereof, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, or class thereof, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written

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consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this Section 2.10. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this section and Section 7.4 hereof to the extent permitted by law.

                                   ARTICLE III
                                    DIRECTORS

SECTION 3.1 Powers.

      (a) Subject to the provisions of Clause (d) of Article FIFTH of the Certificate of Incorporation and Section 4.1 hereof, the business of the Corporation shall be managed under the direction of the Board. The Board may, subject to the approval procedures of Articles FOURTH and FIFTH of the Certificate of Incorporation and Sections 3.1(b) and 4.1 hereof, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

      (b) Subject to the provisions of Clause (d) of Article FIFTH of the Certificate of Incorporation and Section 4.1 hereof, the Corporation shall not, and shall not permit any Subsidiary or Affiliate (each as defined below in Section 9.6) to, and no officer, employee or agent of the Corporation or any Subsidiary shall, take any of the actions specified in
      Schedule 3.1(b), without the prior approval of the Board or the appropriate members thereof under Clause (c) of Article FIFTH of the Certificate of Incorporation, or if delegated to a committee thereof by the Board, such committee.

SECTION 3.2 Number; Terms and Vacancies. The Corporation shall have the number of directors as is set forth in the Certificate of Incorporation. Each director shall hold office for the term set forth in the Certificate of Incorporation. Any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled in the manner provided in the Certificate of Incorporation.

SECTION 3.3 Nominations; Election.

      (a) Nominations for the election of Class A Directors may be made by the Special Committee of the Board established pursuant to Clause (d) of Article Fifth of the Certificate of Incorporation, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in Section 2.7. Nominations for the election of Class B Directors shall be made only by holders of a majority of the Class B Common Stock and/or the Series B Preferred Stock (as the case may be) then outstanding. Nominations for the election of Class C Directors shall be made only by holders of a majority of the Class C Common Stock and/or the Series C Preferred Stock (as the case may be) then outstanding. Directors shall be at least 21 years of age. Directors need not be stockholders. At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast by the stockholders entitled to vote for such directors shall be elected directors.

      (b) All nominations for Class B Directors or Class C Directors shall be made pursuant to written notice submitted to the Corporation on or prior to the date on which any vote for the election thereof is to be taken and signed by the holders of a majority of the Class B Common Stock and/or Series B Preferred Stock then outstanding or the Class C Common Stock and/or Series C Preferred Stock then outstanding, as applicable.

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      (c) At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

SECTION 3.4 Place of Meetings. Meetings of the Board shall be held at the Corporation's office in the State of Delaware or at such other places, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

SECTION 3.5 Regular Meetings. Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine. Regular meetings of the Board shall be held not less frequently than quarterly.

SECTION 3.6 Special Meetings. Special meetings of the Board may be called by a majority of the directors then in office or by either Co-Chairman of Board or any member of the Special Committee and shall be held at such place, on such date, and at such time as they, he or she shall fix.

SECTION 3.7 Notice of Meetings. Notice of each special meeting of the Board stating the time, place and purposes thereof, shall be (i) sent by overnight delivery through an internationally recognized courier service to each director not less than five (5) days prior to the meeting, addressed to such director at his or her residence or usual place of business, or (ii) shall be sent to him or her by facsimile, telex, cable or telegram so addressed, or shall be given personally or by telephone, on twenty four (24) hours' notice.

SECTION 3.8 Quorum and Manner of Acting. Subject to Clause (a) of Article FIFTH of the Certificate of Incorporation, the presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required or permitted by law, the Certificate of Incorporation or these By-laws or otherwise, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board. Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the directors shall be filed with the minutes of the proceedings of the Board. Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall be deemed to constitute presence in person at a meeting of the Board.

SECTION 3.9 Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Corporation; provided, however, that notice in writing or by electronic transmission to the Board, either Co-Chairman of the Board, the Chief Executive Officer of the Corporation or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.10 Removal of Directors. Subject to the rights of holders of Preferred Stock to elect directors under circumstances specified in a resolution of the Board, adopted pursuant to the provisions of the Certificate of Incorporation or these By-laws establishing such series, any Director may be removed from office in the manner set forth in the Certificate of Incorporation.

SECTION 3.11 Compensation of Directors. The Board may provide for the payment to any of the directors, other than officers or employees of the Corporation, of a specified amount for services as director or member of

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a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                             COMMITTEES OF THE BOARD

SECTION 4.1 Appointment and Powers of Special Committee. In accordance with
Section 141(a) of the GCL, there is established a Special Committee (the "Special Committee") in the manner and with the powers set forth in Clause (d) of Article FIFTH of the Certificate of Incorporation. The Special Committee shall have the power to evaluate the matters set forth in Clause (d) of Article FIFTH of the Certificate of Incorporation and to recommend to the Board for approval only those matters specified therein which have been unanimously approved by the Special Committee or as to which the Special Committee shall, by unanimous vote, waived such right of approval. The Board shall not have the power to consider any action set forth in Clause (d) of Article FIFTH of the Certificate of Incorporation unless and until such action has been unanimously approved by the Special Committee or the Special Committee has waived such right of approval.

SECTION 4.2 Appointment and Powers of Executive Committee. The Executive Committee of the Board (the "Executive Committee") may be appointed in accordance with, and, except as provided by resolution of the Board creating the Executive Committee or a subsequent resolution modifying the powers granted thereby, shall have the powers set forth in, this Section 4.2, subject to Clauses (d) and (e) of Article FIFTH of the Certificate of Incorporation. Except as provided by Delaware law or in the Certificate of Incorporation, during the interval between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of all the business and affairs of the Corporation (except the matters hereinafter assigned to any other Committee of the Board), in such manner as the Executive Committee shall deem in the best interests of the Corporation in all cases in which specific directions shall not have been given by the Board. The Executive Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. Either Co-Chairman of the Board or any member of the Executive Committee may call the meetings of the Executive Committee.

SECTION 4.3 Appointment and Powers of Audit Committee. The Board may, subject to the provisions of clause (d) of Article FIFTH of the Certificate of Incorporation, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Audit Committee of the Board (the "Audit Committee"), which shall consist of such number of members as the Board shall determine. The Audit Committee shall, subject to the provisions of the Audit Committee Charter as may be in effect from time-to-time: (i) make recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) review with the independent accountants the scope of their examinations; (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Corporation; (v) review related party transactions; and (vi) perform such other functions as may be assigned to it from time to time by the Board. The Audit Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.

SECTION 4.4 Compensation Committee; Other Committees. The Board may, subject to the provisions of clause (d) of Article FIFTH of the Certificate of Incorporation, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate members of the Board to constitute a Compensation Committee and such other committees of the Board as the Board may determine. Such committees shall in each case consist of such number of directors as the Board may determine, and shall have and may exercise, to the

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extent permitted by law, such powers as the Board may delegate to them in the respective resolutions appointing them. Each such committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of such committee present at a meeting at which a quorum shall be present shall be the act of the committee.

SECTION 4.5 Action by Consent; Participation by Telephone or Similar Equipment. Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee, including, without limitation, the Special Committee, may be taken without a meeting if all members of the committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

SECTION 4.6 Quorum and Manner of Acting. Subject to Clause (d) of Article FIFTH of the Certificate of Incorporation, the presence of at least a majority of the members of any committee of the Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of such committee. If a quorum shall not be present at any meeting of a committee, a majority of the members of such committee present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required or permitted by law, the Certificate of Incorporation or these By-laws or otherwise, the act of a majority of the members of a committee present at any meeting at which a quorum shall be present shall be the act of such committee.

SECTION 4.7 Resignations; Removals. Any member of any committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, either Co-Chairman of the Board, the Chief Executive Officer of the Corporation, the chairman of such committee or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose. Members of the Special Committee and Executive Committee may be removed in the manner set forth in the Certificate of Incorporation.

                                    ARTICLE V
                                    OFFICERS

SECTION 5.1 Number and Qualification. The Corporation shall have such officers as may be necessary or desirable for the business of the Corporation. The officers of the Corporation shall consist of two Co-Chairmen of the Board, a Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board. Officers shall be elected by the Board, which shall consider that subject at its first meeting after every Annual Meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The failure to elect the Co-Chairmen of the Board, Chief Executive Officer, Vice President, Secretary or Treasurer shall not affect the existence of the Corporation.

SECTION 5.2 Co-Chairman of the Board. Each Co-Chairman of the Board shall also be a director and shall preside jointly or singly, as they may agree from time to time, at all meetings of the stockholders and directors. The Chief Executive Officer shall report to the Co-Chairmen of the Board.

SECTION 5.3 Chief Executive Officer. The Chief Executive Officer shall supervise the daily operations of the business of the Corporation, shall have general and active responsibility for the management of the business of the Corporation, shall be responsible for implementing all orders and resolutions of the Board, and shall report to the Co-Chairmen of the Board. Subject to the provisions of these By-laws and to the direction of the Board, he or she shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which are delegated to him or her by the Board. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

SECTION 5.4 Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her jointly by the Chief Executive Officer or the Board.

SECTION 5.5 Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Chief Executive Officer or the Board may from time to time prescribe.

SECTION 5.6 Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board. He or she shall have charge of the corporate books and shall perform such other duties as the Chief Executive Officer or the Board may from time to time prescribe.

SECTION 5.7 Delegation of Authority. The Chief Executive Officer or the Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

SECTION 5.8 Removal. Any officer of the Corporation other than the Chief Executive Officer may be removed at any time, with or without cause, by the Chief Executive Officer or the Board. The Chief Executive Officer of the Corporation other may be removed at any time, with or without cause, by the Board.

SECTION 5.9 Resignations. Any officer may resign at any time by giving written notice to the Corporation; provided, however, that notice to the Board, either Co-Chairman of the Board, the Chief Executive Officer or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.10 Vacancies. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

SECTION 5.11 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, and subject to the provisions of the Certificate of Incorporation, the then Chief Executive Officer or any officer of the Corporation authorized by the then Chief Executive Officer or the Board shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

SECTION 5.12 Bonds of Officers. If required by the then Chief Executive Officer or the Board, any officer of the Corporation shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board may require.

SECTION 5.13 Compensation. The salaries of the officers shall be fixed from time to time by the Board, unless and until the Board appoints a Compensation Committee.

                                   ARTICLE VI
                    CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

SECTION 6.1 Contracts. Subject to the approval procedures of Sections 3.1(b) and
4.1 hereof, the Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

SECTION 6.2 Checks, etc. Subject to the approval procedures of Sections 3.1(b) and 4.1 hereof, all checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instances.

SECTION 6.3 Loans. Subject to the approval procedures of Sections 3.1(b) and 4.1 hereof, no loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances, and bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

SECTION 6.4 Deposits. Subject to the approval procedures of Sections 3.1(b) and
4.1 hereof, all funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or in the manner designated by the Board. The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these By-laws, as they may deem advisable.

                                   ARTICLE VII
                                  CAPITAL STOCK

SECTION 7.1 Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, either Co- Chairman of the Board, the Chief Executive Officer or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

SECTION 7.2 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares of the Corporation which are registered in such stockholder's name, shall be open to the examination of any such stockholder in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

SECTION 7.3 Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 7.5 of these By-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 7.4 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board and no prior action by the Board is required by the GCL, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by
Section 2.10 hereof. If no record date has been fixed by the Board and prior action by the Board is required by the GCL with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

SECTION 7.5 Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of satisfactory bond or bonds of indemnity.

SECTION 7.6 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

                                  ARTICLE VIII
                                     NOTICES

SECTION 8.1 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or with a recognized overnight delivery service or by sending such notice by prepaid telegram, mailgram or by facsimile transmission. Any such notice shall be addressed to the Corporation or such stockholder at such person's last known address as the same appears on the books of the Corporation. Notices given to stockholders may be given by electronic transmission in the manner provided by law. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by overnight delivery service, or by telegram, mailgram or facsimile, shall be the time of the giving of the notice.

SECTION 8.2 Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

SECTION 9.2 Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Corporation's Treasurer or by an Assistant Secretary or Assistant Treasurer.

SECTION 9.3 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 9.4 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board.

SECTION 9.5 Time Periods. In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 9.6 Definitions. Terms with initial capital letters used herein without definition shall have the respective meanings given to them in the Certificate of Incorporation of the Corporation, as the same may be amended or restated from time-to-time (the "Certificate of Incorporation").

                                    ARTICLE X
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 10.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 10.3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

SECTION 10.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 10.1 hereof shall include the right to be paid by the Corporation the expenses (including attorneys', accountants', experts', and other professionals' fees, costs and expenses) incurred in defending any such proceeding in advance of its final disposition (hereinafter, an "advancement of expenses"); provided, however, that, if the GCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 10.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 10.1 and 10.2 hereof shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

SECTION 10.3 Right of Indemnitee to Bring Suit. If a claim under Section 10.1 or
10.2 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the GCL. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the Corporation.

SECTION 10.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire by any statute, the Certificate of Incorporation or By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 10.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

SECTION 10.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE XI
                                   AMENDMENTS

Subject to the provisions of the Certificate of Incorporation, including without limitation Clause (b)(i)(B)(1)(IV) of Article FOURTH thereof, and the approval procedures in Sections 3.1(b) and 4.1 hereof, the Board may from time to time make, amend, supplement or repeal these By-laws by vote of a majority of the Board; provided, however, that the stockholders may change or amend or repeal any provision of these By-laws upon receipt of each of: (a) the affirmative vote of the holders of a majority of the Voting Stock, voting as one class; (b) if a Class B Director is then entitled to be a member of the Special Committee, the affirmative vote of the holders of a majority of the Class B Securities, voting separately as a class; and (c) if a Class C Director is then entitled to be a member of the Special Committee, the affirmative vote of the holders of a majority of the Class C Securities, voting separately as a class. For purposes hereof, "Voting Stock" shall mean the Common Stock, Class B Securities and Class C Securities, and any Preferred Stock entitled to vote generally in the election of directors of the Corporation.

                                 SCHEDULE 3.1(b)
                        ACTIONS REQUIRING BOARD APPROVAL

Capitalized terms used but not defined in this Schedule 3.1(b) shall have the meanings ascribed to such terms in the Corporation's Third Restated Certificate of Incorporation.

1. Any amendment, change or other modification or restatement of the Certificate of Incorporation or By-laws of the Corporation or similar constitutive documents of any Subsidiary, or the Stockholders' Agreement or the Registration Rights Agreement.

2. The merger, consolidation, dissolution or liquidation of the Corporation or any Subsidiary, or any transaction having the same effect.

3. Except pursuant to (1) employee stock option and similar incentive plans approved by the Board and the holders of a majority of each class of High Vote Stock then outstanding, (2) a conversion or exchange right set forth in the Certificate of Incorporation or similar constitutive documents of any Subsidiary, or (3) the Stockholders' Agreement, the issuance, authorization, cancellation, alteration, modification, redemption or any change in, of, or to, any equity security of the Corporation or any Subsidiary, or any option, put, call or warrant with respect to the foregoing.

4. The transfer or other disposition of, or placing any Encumbrance (other than Permitted Encumbrances) on, any material asset of the Corporation or any Subsidiary (other than disposition of inventory or obsolete assets of the Corporation or any Subsidiary).

5. Engaging in any transaction involving the acquisition of any interest in, or any warrant or other equity-like instrument of another Person or entity by the Corporation or any Subsidiary.

6. Entry into any contract relating to advertising, electronic commerce, partner marketing, content, brand marketing or subscriber acquisition (collectively, "Core Contracts") other than those for the purchase of media advertising or for the purchase of compact discs for the marketing of the products and services of the Corporation or any Subsidiary involving (i) solely cash payments to the Corporation or any Subsidiary in exchange for cash or non-cash consideration by the Corporation or any Subsidiary with a value in excess of $1,500,000 or (ii) payments in non-cash consideration to the Corporation or any Subsidiary, or any cash payments by the Corporation or any Subsidiary, with a value in excess of $750,000.

7. Entry into any Core Contract for the purchase of media advertising involving payments in cash or non-cash consideration by the Corporation or any Subsidiary with a value in excess of $2,000,000.

8. Entry into any Core Contract for the purchase of compact discs for the marketing of the products or services of the Corporation or any Subsidiary involving payments in cash or non-cash consideration by the Corporation or any Subsidiary with a value in excess of $5,000,000.

9. Entry into any Network Contract involving any payment in cash or non-cash consideration by the Corporation or any Subsidiary.

10. Entry into any contract that is not a Core Contract or a Network Contract involving payments in cash or non-cash consideration by the Corporation or any Subsidiary with a value in excess of $250,000.

11. Engaging in any transaction involving (1) any debt, loan or borrowing by the Corporation or any Subsidiary other than (a) trade payables incurred in the ordinary course of business, (b) credit card indebtedness incurred in the ordinary course of business or (c) borrowings under credit facilities previously approved by the Board, or (2) the establishment of any credit facility of the Corporation or any Subsidiary.

12. Engaging in any transaction pursuant to which the Corporation or any Subsidiary, alone or with its Affiliates, acquires control over any other Person.

13. Making any capital or other expenditures of the Corporation or any Subsidiary (or series of related capital expenditures) in excess of $250,000, except pursuant to a contract previously approved by the Special Committee or a contract not required to be approved by the Special Committee, or as specifically referenced by an annual or updated budget or the most recent forecast approved by the Special Committee, provided that no changes have been made to such contract, budget or forecast after approval by the Special Committee, and that the expenditure does not exceed the amount approved by the Special Committee.

14. Engaging in any related series or combination of transactions having or which will have, directly or indirectly, the same effect as any of items (5),
(12) and (13) above.

15. Making any future expenditures in respect of a particular line item in the most recent budget or forecast approved by the Special Committee regardless of amount, to the extent that the Corporation or any Subsidiary has exceeded any relevant line item (measured on a cumulative monthly per-country basis).

16. Entry into any contract with an initial or renewal term in excess of three
(3) years.

17. Any action by, in respect of or otherwise involving any entity in which the Corporation or any Subsidiary has or acquires a controlling equity interest which would require Special Committee approval under Clause (d)(i) of Article FIFTH of the Certificate of Incorporation if such action was by, in respect of, or otherwise involving the Corporation or any Subsidiary.

18. The declaration of any dividend or distribution on any class or classes of equity securities of the Corporation.

19. The selection of nominees to be recommended for election as Class A
Directors.

20. The admission of any Strategic Partner as an equity holder in the Corporation or any Operating Entity.

21. The establishment and maintenance of an Executive Committee and the establishment and maintenance of, or appointment or removal of any member of, any other committee of the Board of Directors.

22. The Launch of any AOL-branded TV Access Service or Wireless Access Service in any country within the Territory.

23. Any agreements with, or any other transactions with, and the conduct and settlement of any Action involving, any third parties relating to TV Access Services, Wireless Access Services or any other platform other than narrow-band PC Access Services.

24. The establishment of any entity (or the creation of any entity owned jointly with any other party) by the Corporation or any Subsidiary.

25. The commencement of any Action (without regard to the amount in controversy) or settlement of any Action to which the Corporation or any Subsidiary is a party or the subject thereof (i) involving amounts in excess of $100,000 (or its equivalent in any other currency) or (ii) which could materially adversely affect the rights of AOL or ODC or any of their Subsidiaries of Affiliates; provided, however, that Actions relating to the collections of amounts due to the Corporation or any Subsidiary by third parties may be commenced or settled in the discretion of management.

26. The adoption of any, or the modification of a previously adopted, (i) strategic plan or business plan for the Corporation or any Subsidiary which is designed to serve as the basis for the operation of the Corporation or any Subsidiary, (ii) annual budget or forecast for the Corporation or any Subsidiary, or any update to such budget or forecast or (iii) business projections for the Corporation or any Subsidiary.

27. The establishment of, or making any significant modification to, the investment and/or cash management policies of the Corporation or any Subsidiary.

28. The approval of the discontinuation of any material activity engaged in from time to time by the Corporation or any Subsidiary.

29. The approval of the entering into of any partnership, joint venture or consortium with any other Person by the Corporation or any Subsidiary.

30. The approval of any press releases or other public statements by the Corporation or any Subsidiary containing material non-public information.

31. The entry into agreements by the Corporation or any Subsidiary outside of the ordinary course of business.

32. The approval of the filing for bankruptcy of or any decision not to take action to prevent a filing for bankruptcy or not to oppose an involuntary filing for bankruptcy or other winding up of the Corporation or any Subsidiary.

33. The adoption of any incentive or other employee benefit plan (other than a plan covering health, medical or dental benefits or life or disability insurance), or any executive compensation plan or severance payment, by the Corporation or any Subsidiary with respect to an employee with the title of Director or above, or any material amendment to any such existing plan.

34. The hiring or firing of any personnel of the Corporation or any Subsidiary with a title of Vice President or above, the increasing of the compensation of any such personnel with a title of Director or above, or the promoting of any such personnel to a position with a title of Director or above.

35. The expansion of the Corporation's business beyond PC Access Services, AOL-branded TV Access Services, AOL-branded Wireless Access Services and AOL-branded Internet Portal Services in the Territory.

36. The public release or other Launch of any material new product or service by the Company or any Subsidiary.

37. Any transaction or agreement between the Corporation or any Subsidiary, on the one hand, and any of AOL, ODC or their Affiliates, on the other hand or any amendment or modification of, or waiver with respect to, any such transaction or agreement.

38. Making any change to the terms of any outstanding stock right that has been granted pursuant to an approved stock option plan, including any repricing.